PepGen Reports First Quarter 2022 Financial Results and Recent Corporate Developments

Boston, June 16, 2022 – PepGen Inc. (“PepGen”), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results for the first quarter ended March 31, 2022.

“This has been a year of tremendous growth for PepGen, culminating in our recent transition to a clinical stage company and execution of a successful initial public offering,” stated James McArthur, Ph.D., President and CEO of PepGen. “We are continuing to drive our programs forward, and in April of this year we entered the clinic with PGN-EDO51, our lead program for the treatment of individuals with Duchenne muscular dystrophy (DMD) who are amenable to an exon 51 skipping approach. We look forward to reporting safety, pharmacokinetic and exon skipping data from our Phase 1 healthy normal volunteer study of PGN-EDO51 by the end of 2022 – this will be an important milestone in our efforts to advance this therapy for patients in desperate need of more effective treatment options.”

Recent Corporate Highlights

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In May, PepGen completed an initial public offering, raising $122.9 million in gross proceeds before deducting underwriting discounts and offering expenses.
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In April, PepGen dosed the first healthy normal volunteer (HNV) adult male in a Phase 1 clinical trial of PGN-EDO51 for the treatment of individuals with Duchenne muscular dystrophy (DMD) who are amenable to an exon 51 skipping approach.
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In March, PepGen received clearance from Health Canada of its Clinical Trial Application to initiate the Company’s first-in-human trial of PGN-EDO51.
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PepGen has made several key appointments during recent months, including Laurie Keating as Chair of the Board of Directors; Michelle Mellion, M.D., as Senior Vice President, Head of Clinical Development; Jennifer Cormier as Senior Vice President, Clinical Operations; and Jeffrey Foy, Ph.D. as Vice President, Toxicology.

Anticipated Upcoming Milestones

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PGN-EDO51: PepGen anticipates presenting safety and tolerability, pharmacokinetic and exon 51 skipping data from a Phase 1 HNV trial of PGN-EDO51 for the treatment of DMD by the end of 2022.
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PGN-EDODM1: PepGen anticipates submitting an IND application for PGN-EDODM1 to the U.S. Food and Drug Administration (FDA) in the first half of 2023 to initiate a Phase 1/2 clinical trial in myotonic dystrophy type 1 (DM1) patients.

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Additional Pipeline Assets: PepGen expects to report non-human primate (NHP) exon skipping data for PGN-EDO53, the company’s second DMD program for the treatment of exon 53 skipping amenable patients, in the second half of 2022. Additionally, the Company plans to nominate candidates for PGN-EDO45 and PGN-EDO44, which target the exon 45 and exon 44 DMD patient populations respectively, in the second half of 2022.

Financial Results for the Three Months Ended March 31, 2022

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Cash and cash equivalents were $118.9 million as of March 31, 2022, which excludes the proceeds from our IPO in May 2022. The Company expects that current cash and cash equivalents, including net proceeds from the initial public offering, to be sufficient to fund currently planned operating expenses into the first half of 2025.
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Research and Development expenses were $10.7 million for the three months ended March 31, 2022, compared to $5.5 million for the same period in 2021. The increase in research and development expenses was primarily due to preclinical and manufacturing costs in the lead-up to the Company’s initiation of its Phase 1 HNV trial of EDO51, and preclinical activities for the Company’s earlier-stage assets.
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General and Administrative expenses were $3.2 million for the three months ended March 31, 2022, compared to $1.1 million for the same period in 2021. The increase in general and administrative expenses was primarily due to personnel, legal, and finance-related costs to support public company operations.
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Net loss was $18.2 million, or $18.94 per share, for the three months ended March 31, 2022.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company advancing the next-generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide, or EDO, platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, we are generating a pipeline of oligonucleotide therapeutic candidates that target the root cause of serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected timing of the presentation of data from the ongoing Phase 1 study of PGN-EDO51, the filing of an IND application for PGN-EDODM1, the reporting of non-human primate data for PGN-EDO53 and the nomination of development candidates; and statements about our clinical and pre-clinical programs, product candidates, expected cash runway, achievement of milestones, and corporate and clinical/pre-clinical strategies.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to that we may fail to successfully complete our Phase 1 trial for EDO51 and pre-clinical studies of other product candidates and obtain required approval before commercialization; our product candidates may not be effective; there may be delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in its registration statement on Form S-1, which is on file with the SEC, and in its most recent quarterly report on Form 10-Q to be filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact
Laurence Watts
Gilmartin Group
Laurence@gilmartinir.com

Media Contact
Gwendolyn Schanker
LifeSci Communications
(269) 921-3607
gschanker@lifescicomms.com

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$ 10,707	$ 5,530
General and administrative	3,186	1,098
Total operating expenses	$ 13,893	$ 6,628
Operating loss	$ (13,893)	$ (6,628)
Other income (expense)
Interest income	9	—
Other income (expense), net	58	(8)
Total other income (expense), net	67	(8)
Net loss before income tax	$ (13,826)	$ (6,636)
Income tax expense	(4,420)	—
Net loss	$ (18,246)	$ (6,636)
Net loss per share, basic and diluted	$ (18.94)	$ (7.42)
Weighted-average common shares outstanding, basic and diluted	963,588	894,060

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 118,854	$ 132,895
Other receivables	4,574	4,744
Prepaid expenses and other current assets	2,240	2,347
Total current assets	$ 125,668	$ 139,986
Property and equipment, net	2,569	636
Other assets	3,642	3,019
Total assets	$ 131,879	$ 143,641
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$ 1,888	$ 3,240
Accrued expenses	14,234	7,081
Total current liabilities	16,122	10,321
Preferred stock warrant liability	168	226
Total liabilities	16,290	10,547
Commitments and contingencies
Convertible preferred stock	165,176	165,176
Stockholders’ deficit:
Common Stock	—	—
Additional paid-in capital	2,468	1,653
Accumulated other comprehensive (loss) income	(57)	17
Accumulated deficit	(51,998)	(33,752)
Total stockholders’ deficit	(49,587)	(32,082)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$ 131,879	$ 143,641